Exhibit 99.1

Sovos Brands Reports Third Quarter 2022 Financial Results

Organic Net Sales Growth of 16.9% and Adjusted EBITDA Growth of 14.5%

Driven by Strong Dollar and Unit Consumption Growth Across the Rao’s Franchise

Raising Full Year Net Sales Range to $840-$850 million and Reiterating Adjusted EBITDA Guidance

Louisville, Colo., November 2, 2022 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its third quarter ended September 24, 2022.

Highlights:

●	Net sales were $208.9 million, a 16.9% increase over the prior year period behind continued strength in our core categories and driven primarily by strong pricing growth
●	Total Rao’s franchise continued on its path to $1 billion dollars of annual net sales
o	Sauce dollar and unit consumption increased 24.3% and 14.7%, respectively, driving dollar share up 100-basis points to 14.1%; growth was supported by year-over-year household penetration gains of 160-basis points to 11.8%[1]
o	Rao’s franchise outside of sauce - frozen, soup, and pasta - grew combined dollar consumption 45.5%, with strong double-digit volume-led growth across all categories
●	Rao’s, noosa and Michael Angelo’s net sales growth rates were 33.7%, 2.4%, and -3.7%, respectively; noosa and Michael Angelo’s performance were each impacted by the lapping of a single customer promotional event, which the Company did not repeat in the quarter
●	Net income was $1.5 million or $0.01 per diluted share; adjusted net income[2] was $14.3 million or $0.14 per diluted share
●	Adjusted EBITDA[2] was $29.5 million, a $3.7 million or 14.5% increase over the prior year period; Adjusted EBITDA margin[2] was 14.1%, a 110-basis point improvement vs. 2Q22 and a 30-basis point decline year-over-year, as benefits from pricing, productivity and mix were offset by the impact of low double-digit inflation, investments to drive long-term growth and public company costs
●	Raising full year 2022 net sales guidance to $840-$850 million; maintaining adjusted EBITDA range of $116-$122 million with guidance at the lower end

“I am proud of our team’s continued strong execution, as Sovos Brands once again delivered double-digit top line growth in the quarter,” commented Todd Lachman, President and Chief Executive Officer. “Our growth continues to be led by the entire Rao’s franchise, where consumption trends have remained robust. Entering the fourth quarter, we are once again raising our full year net sales guidance to reflect 16.3% organic growth year-to-date and confidence in our growth trajectory, notably given Rao’s continued strong dollar and unit consumption growth and the massive opportunity we still have in front of us. While top line growth remains our number one priority, we are steadfastly focused on improving our margins over time.”

	13 Weeks Ended				39 Weeks Ended
	September 24, 2022	September 25, 2021	Change		September 24, 2022	September 25, 2021	Change
Net sales ($ millions)	$208.9	$178.7	16.9%		$616.3	$529.9	16.3%
Net income (loss) ($ millions)	$1.5	$(4.6)	—%		$(24.8)	$5.8	—%
Adjusted net income[2]	$14.3	$7.1	100.2%		$40.8	$41.3	(1.2)%
Diluted EPS	$0.01	$(0.06)	—%		$(0.25)	$0.08	—%
Adjusted diluted EPS[2]	$0.14	$0.10	40.0%		$0.40	$0.56	(28.6)%
Adjusted EBITDA[2]($ millions)	$29.5	$25.8	14.5%		$82.8	$88.7	(6.6)%
Adjusted EBITDA margin[2](%)	14.1%	14.4%	(30)	bps	13.4%	16.7%	(330)	bps

Third Quarter 2022 Results

Net sales of $208.9 million represented an increase of $30.2 million, or 16.9%, compared to the prior year period. The organic increase in net sales was driven by 14.4% price and 2.5% volume. This includes the impact of lapping two key promotional events for the noosa and Michael Angelo’s brands in the year-ago quarter which were, in aggregate, an 8-point headwind to total company volume growth in the quarter. At the brand level, the primary driver of growth was the Rao’s franchise, which saw double-digit growth across all categories.

Gross profit of $61.8 million increased by $12.0 million or 24.0% versus the prior year period. Gross margin was 29.6% versus 27.9% for the prior year period. Adjusted gross profit2 of $62.3 million increased by $12.2 million or 24.2% versus the prior year period. Adjusted gross margin2 was 29.8%, reflecting a 170-basis point increase versus the prior year period. The year-over-year improvement was due to strong pricing, increased productivity savings, mix, and the benefit of lapping higher shipping and port congestion costs in the prior year period, partially offset by elevated inflation.

Total operating expenses of $51.2 million increased by $12.7 million or 33.2% versus the prior year period. Adjusted operating expenses of $35.8 million increased by $8.7 million or 32.3% versus the prior year period. The increase was primarily driven by investments in our talent, brands and capabilities, as well as public company costs. Specifically, growth investments (marketing plus R&D) were up nearly 20% versus the prior year period.

Net interest expense was $6.7 million compared to $12.5 million in the prior year period.

Net income was $1.5 million, or $0.01 per diluted share, versus a net loss of $4.6 million, or $(0.06) per diluted share in the prior year period. Excluding after-tax costs for non-recurring items detailed in the Reconciliation of Non-GAAP Financial Measures below, adjusted net income2 of $14.3 million increased by 100.2% compared to the prior year period. Adjusted diluted earnings per share2 were $0.14 per share versus $0.10 per share in the prior year period.

Adjusted EBITDA2 of $29.5 million increased $3.7 million or 14.5% versus the prior year period. Adjusted EBITDA margin2 was 14.1% versus 14.4% in the prior year period.

Balance Sheet and Cash Flow Highlights

As of September 24, 2022, the end of the third quarter, cash and cash equivalents were $81.9 million and total debt was $482.2 million, resulting in a net debt to last twelve months adjusted EBITDA ratio of 3.7x. The Company continues to expect that its leverage will be below 3.5x at year end.

Cash from operating activities was $26.8 million in the 39-week period ended September 24, 2022, compared to $18.3 million in the prior year period. The increase was driven primarily by an improvement in working capital. Year-to-date capital expenditures were $10.9 million versus $5.1 million in the prior year period.

Fiscal 2022 Outlook

The Company is raising net sales guidance and maintaining its adjusted EBITDA range with guidance at the lower end, inclusive of a 53rd week, as follows:

Net sales	$840-$850 million
Adjusted EBITDA	$116-$122 million

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain items. These items may reside outside the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see the discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Source: Market performance refers to dollar sales and unit growth rates as reported by IRI MULO in the 13-week period ended September 25, 2022. Household penetration refers to data reported by IRI All Outlet for the 52-week period ended October 2, 2022 compared to the 52-week period ended October 3, 2021.

(2) Adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. Please note for the 13 and 39-week periods ended September 24, 2022, as well as for the comparable year ago periods, we have provided adjusted gross profit, adjusted operating expenses, adjusted operating income, and adjusted net income. This format presents the way that Sovos Brands' management views its P&L and summarizes previously provided information into a layout that better conforms with common industry practice. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the

Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

Earnings Conference Call Details

The Sovos Brands management team will host a conference call and webcast at 4:30 p.m. ET today to discuss the results. The webcast will be available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. The webcast will be archived and available for replay. If you plan to ask a question during the live webcast, please join at https://register.vevent.com/register/BIdceb2aeddd8b41599b0f36cce70d5305.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, yogurts, pancake and waffle mixes, other baking mixes, and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa, and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and/or discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-cash equity-based compensation costs, non-recurring costs, foreign currency contracts loss, supply chain optimization costs, impairment of goodwill, transaction and integration costs and IPO readiness costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate and adjusted net income consists of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before non-cash equity-based compensation costs, non-recurring costs, foreign currency contracts loss, supply chain optimization costs, impairment of goodwill, transaction and integration costs, IPO readiness costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 31, 2022 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging and fuel, and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; geopolitical tensions, including relating to Ukraine; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; competition in the packaged food industry and our product categories; consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; the COVID-19 pandemic and associated effects; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; our inability to effectively manage our growth; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to expand household penetration and successfully market our products; erosion of the reputation of one or more of our brands; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers; failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations; failure to protect, or litigation involving, our tradenames or trademarks and other rights; fluctuations in currency exchange rates could adversely affect our results of operations and cash flows; our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets; our level of indebtedness under our First Lien Credit Agreement, which as of September 24, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2021, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net sales	$208,907	$178,733	$616,273	$529,942
Cost of sales	147,090	128,878	445,525	368,642
Gross profit	61,817	49,855	170,748	161,300
Operating expenses:
Selling, general and administrative	43,965	31,189	117,329	91,367
Depreciation and amortization	7,209	7,236	21,612	21,631
Impairment of goodwill	—	—	42,052	—
Loss on extinguishment of debt	—	—	—	9,717
Total operating expenses	51,174	38,425	180,993	122,715
Operating income (loss)	10,643	11,430	(10,245)	38,585
Interest expense, net	6,679	12,547	18,414	24,613
Income (loss) before income taxes	3,964	(1,117)	(28,659)	13,972
Income tax (expense) benefit	(2,500)	(3,497)	3,895	(8,213)
Net income (loss)	$1,464	$(4,614)	$(24,764)	$5,759
Earnings (loss) per share:
Basic	$0.01	$(0.06)	$(0.25)	$0.08
Diluted	$0.01	$(0.06)	$(0.25)	$0.08
Weighted average shares outstanding:
Basic	100,913,121	74,058,447	100,901,161	74,058,447
Diluted	101,613,928	74,058,447	100,901,161	74,058,453

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for par value and share data)

(Unaudited)

	September 24, 2022	December 25, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$81,926	$66,154
Accounts receivable, net	83,964	70,729
Inventories	84,086	51,615
Prepaid expenses and other current assets	5,865	6,685
Total current assets	255,841	195,183
Property and equipment, net	65,132	62,671
Operating lease right-of-use assets	13,932	15,672
Goodwill	395,399	437,451
Intangible assets, net	444,225	464,655
Other long-term assets	3,978	2,299
TOTAL ASSETS	$1,178,507	$1,177,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$52,203	$37,254
Accrued expenses	60,373	51,757
Current portion of long-term debt	98	98
Current portion of long-term lease liabilities	3,298	3,216
Total current liabilities	115,972	92,325
Long-term debt, net of debt issuance costs	482,114	481,420
Deferred income taxes	65,736	76,976
Long-term operating lease liabilities	14,912	17,302
Other long-term liabilities	459	421
TOTAL LIABILITIES	679,193	668,444

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Additional paid-in-capital	572,466	559,226
Accumulated deficit	(74,604)	(49,840)
Accumulated other comprehensive income	1,351	—
TOTAL STOCKHOLDERS’ EQUITY	499,314	509,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,178,507	$1,177,931

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	39 Weeks Ended
	September 24, 2022	September 25, 2021
Operating activities
Net income (loss)	$(24,764)	$5,759
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,184	28,302
Equity-based compensation expense	13,240	2,084
Loss on foreign currency contracts	3,255	—
Deferred income taxes	(11,674)	6,516
Amortization of debt issuance costs	949	1,566
Non-cash operating lease expense	1,818	1,683
Provision for excess and obsolete inventory	2,350	—
Loss on disposal of property and equipment	—	54
Impairment of goodwill	42,052	—
Loss on extinguishment of debt	—	9,717
Other	—	229
Changes in operating assets and liabilities:
Accounts receivable, net	(13,234)	(18,931)
Inventories	(34,823)	(13,642)
Prepaid expenses and other current assets	215	(6,588)
Other long-term assets	372	396
Accounts payable	14,674	2,582
Accrued expenses	5,504	649
Other long-term liabilities	38	12
Operating lease liabilities	(2,386)	(2,083)
Net cash provided by operating activities	26,770	18,305
Investing activities
Purchases of property and equipment	(10,939)	(5,111)
Net cash used in investing activities	(10,939)	(5,111)
Financing activities
Payments of debt issuance costs	—	(3,046)
Proceeds from long-term debt	—	769,136
Repayments of long-term debt	—	(374,146)
Repayments of capital lease obligations	(59)	(49)
Proceeds from stockholder's note receivable	—	6,000
Contingent earn out consideration paid	—	(5,000)
Dividends Paid	—	(400,000)
Net cash used in financing activities	(59)	(7,105)
Net increase in cash and cash equivalents	15,772	6,089
Cash and cash equivalents at beginning of period	66,154	37,026
Cash and cash equivalents at end of period	$81,926	$43,115

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net income (loss)	$1,464	$(4,614)	$(24,764)	$5,759
Interest	6,679	12,547	18,414	24,613
Income tax (expense) benefit	(2,500)	(3,497)	3,895	(8,213)
Depreciation and amortization	9,804	9,494	29,184	28,302
EBITDA	20,447	20,924	18,939	66,887
Non-cash equity-based compensation(1)	4,606	979	13,240	2,084
Non-recurring costs(2)	1,211	287	3,611	10,529
Loss on foreign currency contracts(3)	2,758	—	3,255	—
Supply chain optimization(4)	497	—	1,291	—
Impairment of goodwill(5)	—	—	42,052	—
Transaction and integration costs(6)	—	468	59	3,978
Initial public offering readiness(7)	—	3,117	384	5,176
Adjusted EBITDA	$29,519	$25,775	$82,831	$88,654

EBITDA margin	9.8%	11.7%	3.1%	12.6%
Adjusted EBITDA margin	14.1%	14.4%	13.4%	16.7%

(1)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)
Consists of costs related to loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities for our secondary offering and ERP conversion costs related to integrating acquisitions.
(3)
Consists of unrealized loss on foreign currency contracts.
(4)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)
Consists of expense from impairment of goodwill.
(6)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(7)
Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	September 24, 2022
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$61,817	$51,174	$10,643	$6,679	$(2,500)	$1,464
Adjustments:
Non-cash equity-based compensation(1)	—	(4,606)	4,606	—	—	4,606
Non-recurring costs(2)	—	(1,211)	1,211	—	—	1,211
Loss on foreign currency contracts(3)	—	(2,758)	2,758	—	—	2,758
Supply chain optimization(4)	497	—	497	—	—	497
Acquisition amortization(8)	—	(6,810)	6,810	—	—	6,810
Tax effect of adjustments(9)	—	—	—	—	(3,021)	(3,021)
One-time tax (expense) benefit items(10)	—	—	—	—	(26)	(26)
As adjusted	$62,314	$35,789	$26,525	$6,679	$(5,547)	$14,299

As adjusted (% of net sales)	29.8%	17.1%	12.7%	3.2%	(2.7)%	6.8%

Earnings per share:
Diluted						0.01
Adjusted Diluted						0.14
Weighted average shares outstanding:
Diluted for net income						101,613,927
Diluted for adjusted net income						101,613,927

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	September 25, 2021
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income (loss)
As reported (GAAP)	$49,855	$38,425	$11,430	$12,547	$(3,497)	$(4,614)
Adjustments:
Non-cash equity-based compensation(1)	—	(979)	979	—	—	979
Non-recurring costs(2)	—	(287)	287	—	—	287
Transaction and integration costs(6)	298	(170)	468	—	—	468
Initial public offering readiness(7)	—	(3,117)	3,117	—	—	3,117
Acquisition amortization(8)	—	(6,811)	6,811	—	—	6,811
Tax effect of adjustments(9)	—	—	—	—	2,488	2,488
One-time tax (expense) benefit items(10)	—	—	—	—	(2,394)	(2,394)
As adjusted	$50,153	$27,061	$23,092	$12,547	$(3,403)	$7,142

As adjusted (% of net sales)	28.1%	15.1%	12.9%	7.0%	(1.9)%	4.0%

Earnings (loss) per share:
Diluted						(0.06)
Adjusted Diluted						0.10
Weighted average shares outstanding:
Diluted for net loss						74,058,447
Diluted for adjusted net income						74,058,508

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			39 Weeks Ended
(In thousands, except share and per share data)	September 24, 2022
	Gross profit	Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$170,748	$180,993	$(10,245)	$18,414	$3,895	$(24,764)
Adjustments:
Non-cash equity-based compensation(1)	—	(13,240)	13,240	—	—	13,240
Non-recurring costs(2)	—	(3,611)	3,611	—	—	3,611
Loss on foreign currency contracts(3)	—	(3,255)	3,255	—	—	3,255
Supply chain optimization(4)	1,291	—	1,291	—	—	1,291
Impairment of goodwill(5)	—	(42,052)	42,052	—	—	42,052
Transaction and integration costs(6)	—	(59)	59	—	—	59
Initial public offering readiness(7)	—	(384)	384	—	—	384
Acquisition amortization(8)	—	(20,429)	20,429	—	—	20,429
Tax effect of adjustments(9)	—	—	—	—	(8,472)	(8,472)
One-time tax (expense) benefit items(10)	—	—	—	—	(10,302)	(10,302)
As adjusted	$172,039	$97,963	$74,076	$18,414	$(14,879)	$40,783

As adjusted (% of net sales)	27.9%	15.9%	12.0%	3.0%	(2.4)%	6.6%

Earnings (loss) per share:
Diluted						(0.25)
Adjusted Diluted						0.40
Weighted average shares outstanding:
Diluted for net loss						100,901,161
Diluted for adjusted net income						101,226,086

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			39 Weeks Ended
(In thousands, except share and per share data)	September 25, 2021
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$161,300	$122,715	$38,585	$24,613	$(8,213)	$5,759
Adjustments:
Non-cash equity-based compensation(1)	—	(2,084)	2,084	—	—	2,084
Non-recurring costs(2)	—	(10,529)	10,529	—	—	10,529
Transaction and integration costs(6)	298	(3,680)	3,978	—	—	3,978
Initial public offering readiness(7)	—	(5,176)	5,176	—	—	5,176
Acquisition amortization(8)	—	(20,430)	20,430	—	—	20,430
Tax effect of adjustments(9)	—	—	—	—	(4,615)	(4,615)
One-time tax (expense) benefit items(10)	—	—	—	—	(2,074)	(2,074)
As adjusted	$161,598	$80,816	$80,782	$24,613	$(14,902)	$41,267

As adjusted (% of net sales)	30.5%	15.2%	15.2%	4.6%	(2.8)%	7.8%

Earnings per share:
Diluted						0.08
Adjusted Diluted						0.56
Weighted average shares outstanding:
Diluted for net income						74,058,453
Diluted for adjusted net income						74,058,453

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Consists of costs related to loss on extinguishment of debt, related to professional fees related to organizational optimization, costs for capital markets activities for our secondary offering and ERP conversion costs related to integrating acquisitions.
(3)	Consists of unrealized loss on foreign currency contracts.
(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Consists of expense for impairment of goodwill.
(6)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(7)	Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(8)	Amortization costs associated with acquired trade names and customer lists.
(9)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(10)	Represents the removal of the tax effect of impairment of goodwill, removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate and the removal of the tax effect of non-deductible transaction costs.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Reported income tax (expense) benefit	$(2,500)	$(3,497)	$3,895	$(8,213)
Non-cash equity-based compensation(1)	(393)	—	(1,095)	—
Non-recurring costs(2)	42	2,324	(399)	(191)
Loss on foreign currency contracts(3)	(613)	—	(807)	—
Supply chain optimization(4)	(197)	—	(319)	—
Impairment of goodwill(5)	—	—	(10,276)	—
Transaction and integration costs(6)	(1)	(116)	(15)	(978)
Initial public offering readiness(7)	(1)	(50)	(448)	(558)
Acquisition amortization(8)	(1,884)	(2,064)	(5,415)	(4,962)
Adjusted income tax expense	$(5,547)	$(3,403)	$(14,879)	$(14,902)

Reported effective tax rate	63.1%	(313.1)%	13.6%	58.8%
Non-cash equity-based compensation(1)	(4.9)	—	0.7	—
Non-recurring costs(2)	0.5	8,520.7	0.3	(0.9)
Loss on foreign currency contracts(3)	(7.6)	—	0.5	—
Supply chain optimization(4)	(2.4)	—	0.2	—
Impairment of goodwill(5)	—	—	6.7	—
Transaction and integration costs(6)	—	(422.6)	—	(4.7)
Initial public offering readiness(7)	—	(182.2)	0.3	(2.7)
Acquisition amortization(8)	(23.3)	(7,570.6)	3.5	(23.9)
Adjusted effective tax rate	25.4%	32.2%	25.8%	26.6%

(1)	Tax effect adjustment of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Tax effect adjustment of costs related to loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities for our secondary offering and ERP conversion costs related to integrating acquisitions.
(3)	Tax effect adjustments of unrealized loss on foreign currency contracts.
(4)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Tax effect adjustment of impairment of goodwill.
(6)	Tax effect adjustment of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(7)	Tax effect adjustment of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(8)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.